Exhibit 99.1

OPNET Announces Record Financial Results for Second Quarter of

Fiscal 2012

December Dividend Set at $0.12 Per Share

BETHESDA, MD—November 9, 2011—OPNET Technologies, Inc. (NASDAQ: OPNT), the leading provider of solutions for application and network performance management, today announced that revenue for the second fiscal quarter, ended September 30, 2011, was $41.9 million, compared to $36.1 million for the same quarter in the prior fiscal year. Diluted earnings per share for the second quarter of fiscal 2012 were $0.21, compared to $0.13 for the same quarter in the prior fiscal year.

The Company also announced today a quarterly dividend of $0.12 per share, which represents one quarter of the Company’s fiscal 2012 annual dividend target of $0.48, payable on December 28, 2011 to stockholders of record as of the close of business on December 14, 2011. During fiscal 2011, the Company paid aggregate quarterly dividends of $0.40 per share and a one-time special dividend of $0.75 per share. The declaration of cash dividends in the future, as well as the amount of any such dividend, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company’s future financial performance and its available cash resources, its cash requirements, and its requirements for alternative uses of cash.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong financial performance, and a second consecutive quarter of record operating income. We also achieved records in total revenue and maintenance revenue, which allowed us to increase our operating income 56.1% over the same quarter last fiscal year. Our performance was driven by strong year over year increases in revenue from corporate enterprise and United States government customers. Our strong quarterly performance allowed us to further expand our operating margin to 17.3%.”

Mr. Cohen continued, “APM product sales continued to drive our performance, and accounted for 82% of our total product bookings during the quarter. APM product sales increased 32% over the same quarter last year. We believe that the growth in APM is being driven by both superior analytics, and our end-to-end solutions that span networks, applications, and systems. We further believe that these competitive advantages can generate sustained growth in product revenue and profitability over the long term.”

The Company’s second quarter fiscal 2012 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Second Quarter of Fiscal 2012:

•

Total revenue increased year-over-year 16.1% to $41.9 million from $36.1 million for the same quarter of fiscal 2011. Total revenue for the quarter increased sequentially 4.2% from $40.2 million for the first quarter of fiscal 2012.

•

Product revenue increased year-over-year by 16.6% to $20.6 million from $17.7 million for the same quarter of fiscal 2011. Product revenue for the quarter increased sequentially 6.0% from $19.4 million for the first quarter of fiscal 2012.

•

Deferred revenue increased year-over-year by 9.5% to $44.1 million from $40.2 million at the end of the same quarter of fiscal 2011. Deferred revenue for the quarter increased sequentially 2.6% from $42.9 million at the end of the first quarter of fiscal 2012.

•	Gross margin increased year-over-year to 77.1% from 76.6% for the same quarter of fiscal 2011. Gross margin decreased sequentially from 79.3% in the first quarter of fiscal 2012.

•	Operating margin increased year-over-year to 17.3% from 12.9% for the same quarter of fiscal 2011. Operating margin increased sequentially from 15.6% in the first quarter of fiscal 2012.

•	Earnings per share increased year-over-year to $0.21 from $0.13 for the same quarter of fiscal 2011. Earnings per share increased sequentially from $0.18 in the first quarter of fiscal 2012.

Non-GAAP Financial Highlights for the Second Quarter of Fiscal 2012:

•	Non-GAAP gross margin increased year-over-year to 78.5% from 78.0% for the same quarter of fiscal 2011. Non-GAAP gross margin decreased sequentially from 80.7% in the first quarter of fiscal 2012.

•

Non-GAAP operating margin increased year-over-year to 20.1% from 15.4% for the same quarter of fiscal 2011. Non-GAAP operating margin increased sequentially from 18.4% in the first quarter of fiscal 2012.

•

Non-GAAP earnings per share increased year-over-year to $0.24 from $0.16 for the same quarter of fiscal 2011. Non-GAAP earnings per share increased sequentially from $0.21 in the first quarter of fiscal 2012.

Third Quarter Fiscal Year 2012 Financial Outlook

OPNET currently expects fiscal 2012 third quarter GAAP revenue to be between $44.0 million and $49.0 million, and GAAP diluted net income per common share to be between $0.20 and $0.32 and non-GAAP diluted net income per common share to be between $0.24 and $0.36. The non-GAAP diluted net income per common share expectation excludes approximately $735,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Wednesday, November 9, 2011 at 5:00 p.m. Eastern Time to review financial results for the second quarter of fiscal 2012.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com/news. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 855-859-2056 or 404-537-3406 for international callers. For replay, enter passcode # 17171385. The replay will be available from 8:00 pm Eastern Time November 9, 2011 through 11:59 pm Eastern Time November 16, 2011.

•	The webcast will be available at www.opnet.com/news. The webcast will be archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses —research and development

•	operating expenses — sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for application and network performance management. For more information about OPNET and its products, visit www.opnet.com.

###

OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the third quarter of fiscal 2012, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 3, 2011, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Product	$20,599	$17,673	$40,028	$30,645
Product updates, technical support, and services	15,413	13,050	30,105	25,372
Professional services	5,909	5,395	12,035	11,186

Total revenue	41,921	36,118	82,168	67,203

Cost of revenue:
Product	3,928	2,487	6,399	3,779
Product updates, technical support, and services	1,380	1,270	2,827	2,558
Professional services	3,751	4,195	7,617	8,497
Amortization of acquired technology and customer relationships	537	499	1,076	958

Total cost of revenue	9,596	8,451	17,919	15,792

Gross profit	32,325	27,667	64,249	51,411

Operating expenses:
Research and development	9,088	8,578	18,330	16,641
Sales and marketing	13,471	11,402	26,070	21,852
General and administrative	2,504	3,035	6,293	5,958

Total operating expenses	25,063	23,015	50,693	44,451

Income from operations	7,262	4,652	13,556	6,960
Interest and other expense, net	—	(1)	(59)	(31)

Income before provision for income taxes	7,262	4,651	13,497	6,929
Provision for income taxes	2,476	1,735	4,522	2,675

Net income	$4,786	$2,916	$8,975	$4,254

Basic net income per common share	$0.21	$0.14	$0.40	$0.20

Diluted net income per common share	$0.21	$0.13	$0.39	$0.19

Basic weighted average common shares outstanding	22,240	21,251	22,149	21,090

Diluted weighted average common shares outstanding	22,687	21,788	22,646	21,675

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,				Three Months Ended June 30,
	2011		2010		2011
GAAP gross profit	$32,325		$27,667		$31,924
Stock-based compensation expense included in cost of revenue	27		23		26
Amortization of intangibles included in cost of revenue	537		499		540

Non-GAAP gross profit	$32,889		$28,189		$32,490

GAAP income from operations	$7,262		$4,652		$6,294
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	606		389		539
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	562		525		565

Non-GAAP income from operations	$8,430		$5,566		$7,398

GAAP net income	$4,786		$2,916		$4,189
Stock-based compensation expense — total	606		389		539
Amortization of intangibles — total	562		525		565
Provision for income tax	(479	)(1)	(366	)(2)	(453	)(1)

Non-GAAP net income	$5,475		$3,464		$4,840

Diluted net income per common share:
GAAP	$0.21		$0.13		$0.18

Non-GAAP	$0.24		$0.16		$0.21

Diluted weighted average common shares outstanding
GAAP	22,687		21,788		22,637

Non-GAAP	22,687		21,788		22,637

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 41% based on projected taxable income.
(2)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40% based on actual taxable income.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30,	March 31,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$71,718	$83,296
Marketable securities	39,640	31,432
Accounts receivable, net	36,685	32,597
Unbilled accounts receivable	1,586	1,915
Inventory	893	666
Deferred income taxes, prepaid expenses and other current assets	7,924	4,289

Total current assets	158,446	154,195

Property and equipment, net	13,805	12,701
Intangible assets, net	3,380	4,507
Goodwill	15,406	15,406
Deferred income taxes and other assets	5,607	5,014

Total assets	$196,644	$191,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,316	$1,247
Accrued liabilities	13,212	14,698
Other income taxes	157	186
Deferred rent	207	182
Deferred revenue	39,030	42,282

Total current liabilities	54,922	58,595

Accrued liabilities	77	107
Deferred rent	2,731	2,422
Deferred revenue	5,023	5,215
Other income taxes	734	661

Total liabilities	63,487	67,000

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	126,499	121,230
Retained earnings	28,944	25,348
Accumulated other comprehensive loss	(871)	(649)
Treasury stock, at cost	(21,445)	(21,136)

Total stockholders’ equity	133,157	124,823

Total liabilities and stockholders’ equity	$196,644	$191,823